Exhibit 99.1

SIGNET JEWELERS LIMITED ANNOUNCES RECEIPT OF OVER A MAJORITY OF ITS OUTSTANDING 4.700% SENIOR NOTES DUE 2024 IN EARLY RESULTS FOR ITS CASH TENDER OFFER
HAMILTON, Bermuda--(BUSINESS WIRE)--(September 19, 2019) Signet Jewelers Limited (NYSE:SIG) (“Signet”) today announced that Signet UK Finance plc, a wholly-owned subsidiary of Signet (the “Company”), has received valid tenders and consents from holders of over a majority of the aggregate principal amount of its outstanding 4.700% Senior Notes due 2024 (CUSIP No. 82671AAA1) (the “Notes”) in early results for its cash tender offer.
Signet previously announced a cash tender offer (the “Tender Offer”) to purchase any and all Notes and solicitation of consents (the “Consents”) from holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Consent Solicitation”).
According to information received from D.F. King & Co., Inc., the Tender Agent and Information Agent for the Tender Offer, as of 5:00 p.m., New York City time, on September 18, 2019 (the “Early Tender Time”), the Company had received valid tenders and consents from holders of approximately $251,873,000 aggregate principal amount of Notes (62.97% of the outstanding Notes).
Accordingly, as the Company has received Consents in respect of a majority of the Notes, the Company will execute and deliver a supplemental indenture to the indenture governing the Notes giving effect to the Proposed Amendments. However, the Proposed Amendments will not become operative until the Notes tendered in the Tender Offer are repurchased, which will take place subject to the satisfaction or waiver of certain conditions that are set forth in the Offer to Purchase.
Because the Early Tender Time has expired, Holders whose Notes are validly tendered and not withdrawn after the Early Tender Time will receive the Tender Offer Consideration of $920.00 per $1,000 principal amount of Notes.
The full terms and conditions of the Tender Offer and Consent Solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 5, 2019. The Company may, at its own discretion, amend, extend, or subject to certain conditions, terminate the Tender Offer or Consent Solicitation. BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as Dealer Managers for the Tender Offer and Solicitation Agents for the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to BofA Merrill Lynch at (888) 292-0070 (U.S. toll-free) or (980) 388-3846 (collect) and J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3424 (collect). Requests for documents relating to the Tender Offer may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (212) 269-5550 (for banks and brokers) or (800) 591-6309 (for all others) or signet@dfking.com.
The Tender Offer and Consent Solicitation are being made pursuant to, and subject to the terms and conditions in an offer to purchase and consent solicitation statement, dated September 5, 2019 (the “Offer to Purchase”), which sets forth a description of the terms of the Tender Offer and Consent Solicitation.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
None of Signet, its board of managers or board of directors, and the trustee for the Notes (or its Agents), the Information Agent, the Tender Agent, the Dealer Managers and Solicitation Agents or any of their respective affiliates makes any recommendation as to whether holders should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offer or deliver, or refrain from delivering, any consent to the Proposed Amendments pursuant to the Consent Solicitation.
About Signet Jewelers
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,300 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

Forward-Looking Statements
This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, the expected entry into new credit facilities and completion of the Tender Offer. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: our ability to complete the Tender Offer, our ability to enter into the new credit facilities, market conditions, or other factors that relate to us, including our ability to implement Signet's transformation initiative; the effect of U.S. federal tax reform and adjustments relating to such impact on the completion of our quarterly and year-end financial statements; changes in interpretation or assumptions, and/or updated regulatory guidance regarding the U.S. federal tax reform; the benefits and outsourcing of the credit portfolio sale including technology disruptions, future financial results and operating results; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, including tax consequences related thereto, especially in view of the Company’s recent market valuation; our ability to successfully integrate Zale Corporation and R2Net’s operations and to realize synergies from the Zale and R2Net transactions; general economic conditions; potential regulatory changes, global economic conditions or other developments related to the United Kingdom’s announced intention to negotiate a formal exit from the European Union; a decline in consumer spending or deterioration in consumer financial position; the merchandising, pricing and inventory policies followed by Signet; Signet’s relationships with suppliers and ability to obtain merchandise that customers wish to purchase; the failure to adequately address the List 4 tariff impact and or imposition of additional duties, tariffs, taxes and other charges or other barriers to trade; the reputation of Signet and its banners; the level of competition and promotional activity in the jewelry sector; the cost and availability of diamonds, gold and other precious metals; changes in the supply and consumer acceptance of gem quality lab created diamonds; regulations relating to customer credit; seasonality of Signet’s business; the success of recent changes in Signet’s executive management team; the performance of and ability to recruit, train, motivate and retain qualified sales associates; the impact of weather-related incidents on Signet’s business; financial market risks; exchange rate fluctuations; changes in Signet’s credit rating; changes in consumer attitudes regarding jewelry; management of social, ethical and environmental risks; the development and maintenance of Signet’s OmniChannel retailing; the ability to optimize Signet’s real estate footprint; security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems; changes in assumptions used in making accounting estimates relating to items such as credit outsourcing fees, extended service plans and pensions; risks related to Signet being a Bermuda corporation; the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors; Signet’s ability to protect its intellectual property; changes in taxation benefits, rules or practices in the U.S. and jurisdictions in which Signet’s subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce; and an adverse development in legal or regulatory proceedings or tax matters, any new regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions.
For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet’s Fiscal 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 3, 2019 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.
Investors:
Randi Abada
SVP Corporate Finance Strategy & Investor Relations
+1 330 668 3489
randi.abada@signetjewelers.com

Media:
David Bouffard
VP Corporate Affairs
+1 330 668 5369
david.bouffard@signetjewelers.com